Schedule A

Trusts and Portfolios Covered by the Amended and Restated Sub-Advisory Agreement

between

Fidelity Management & Research Company LLC

and

Fidelity Management & Research (Japan) Limited

Name of Trust	Name of Portfolio	Type of Fund	Effective Date
Fidelity Central Investment Portfolios LLC	Fidelity Emerging Markets Equity Central Fund	Equity	09/29/2008
Fidelity Central Investment Portfolios LLC	Fidelity Floating Rate Central Fund	High Income	09/29/2008
Fidelity Central Investment Portfolios LLC	Fidelity High Income Central Fund	High Income	09/29/2008
Fidelity Central Investment Portfolios LLC	Fidelity International Equity Central Fund	Equity	09/29/2008
Fidelity Central Investment Portfolios LLC	Fidelity Real Estate Equity Central Fund	Equity	09/17/2014
Fidelity Central Investment Portfolios LLC	Fidelity Specialized High Income Central Fund	High Income	09/29/2008
Fidelity Central Investment Portfolios LLC	Fidelity U.S. Equity Central Fund	Equity	07/15/2020

Fidelity Management & Research Company LLC	Fidelity Management & Research (Japan) Limited

By:

/s/Christopher J. Rimmer

By:

/s/Christopher J. Rimmer

Name:

Christopher J. Rimmer

Name:

Christopher J. Rimmer

Title:

Treasurer

Title:

Treasurer